UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 13, 2018

AECOM

(Exact name of Registrant as specified in its charter)

Delaware	0-52423	61-1088522
(State or Other Jurisdiction	(Commission	(I.E. Employer
of Incorporation)	File Number)	Identification No.)

1999 Avenue of the Stars, Suite 2600

Los Angeles, California  90067

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code  (213) 593-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 13, 2018, AECOM undertook a leverage neutral refinancing to extend tenure and take advantage of favorable credit market conditions, as evidenced by the resulting lower overall borrowing costs on AECOM’s Credit Agreement.  A portion of the proceeds from the refinancing are expected to be used to redeem $800,000,000 aggregate principal amount of AECOM’s outstanding 5.75% Senior Notes due 2022 on March 16, 2018.

AECOM, certain of our subsidiaries and certain lenders entered into Amendment No. 5 amending the Credit Agreement, dated as of October 17, 2014 (as amended from time to time, including by Amendment No. 5, the “Credit Agreement”) by:

•                  Refinancing our term loan A facility to include a $510 million (US) term loan A facility with a term expiring on March 13, 2021, a $500 million Canadian (CAD) term loan A facility and a $250 million Australian (AUD) term loan A facility each with terms expiring on March 13, 2023;

•                  Issuing a new $600 million term loan B facility to institutional investors with a term expiring on March 13, 2025;

•                  Increasing the capacity of our revolving credit facility from $1.05 billion to $1.35 billion and extending its term until March 13, 2023;

•                  Reducing our interest rate borrowing costs as the following rates (1) the term loan B facility, at our election, Base Rate (as defined in the Credit Agreement) plus 0.75% or Eurocurrency Rate (as defined in the Credit Agreement) plus 1.75%, (2) the (US) term loan A facility, at our election, Base Rate plus 0.50% or Eurocurrency Rate  plus 1.50%,  and (3) the Canadian (CAD) term loan A facility, the Australian (AUD) term loan A facility, and the revolving credit facility, an initial rate of, at our election, Base Rate plus 0.75% or Eurocurrency Rate  plus 1.75%, and after the end of the Company’s fiscal quarter ending June 30, 2018, Base Rate loans plus a margin ranging from .25% to 1.00% or Eurocurrency Rate plus a margin from 1.25% to 2.00%, based on the Consolidated Leverage Ratio (as defined in the Credit Agreement); and

•                  Revising certain covenants, including increasing the amounts available under the restricted payment negative covenant and revising the Maximum Consolidated Leverage Ratio to include a 4.5 leverage ratio through September 30, 2019 after which the leverage ratio steps down to 4.0.

In addition, on March 13, 2018, AECOM entered into the Fourth Supplemental Indenture that amended our Indenture, dated as of October 17, 2014 among AECOM, our guarantors and U.S. Bank National Association, and a First Supplemental Indenture that amended AECOM’s Indenture, dated as of February 21, 2017 among the AECOM, our guarantors and U.S. Bank National Association, to add two subsidiaries to act as guarantors for our outstanding senior notes.

The foregoing description of Amendment No. 5, the Fourth Supplemental Indenture and the First Supplemental Indenture are qualified in its entirety by reference to the full text of Amendment No. 5, the Fourth Supplemental Indenture and the First Supplemental Indenture, respectively, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 herein is hereby incorporated in its entirety into Item 2.03 by reference.

Item 7.01. Regulation FD Disclosure.

The information set forth in Item 1.01 herein is hereby incorporated in its entirety into Item 7.01 by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)  Exhibits

10.1                        Amendment No. 5 to Credit Agreement dated as of March 13, 2018, among AECOM, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender, and an L/C Issuer.

10.2                       Fourth Supplemental Indenture, dated as of March 13, 2018, by and among AECOM, the guarantors party thereto and U.S. Bank National Association.

10.3                        First Supplemental Indenture, dated as of March 13, 2018, by and among AECOM, the guarantors party thereto and U.S. Bank National Association.

EXHIBIT INDEX

10.1 Amendment No. 5 to Credit Agreement dated as of March 13, 2018, among AECOM, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender, and an L/C Issuer.

10.2 Fourth Supplemental Indenture, dated as of March 13, 2018, by and among AECOM, the guarantors party thereto and U.S. Bank National Association.

10.3 First Supplemental Indenture, dated as of March 13, 2018, by and among AECOM, the guarantors party thereto and U.S. Bank National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AECOM

Date: March 13, 2018	By:	/s/ David Y. Gan
David Y. Gan
Senior Vice President, Deputy General Counsel